UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2015

ZIVO BIOSCIENCE, INC.

(f/k/a Health Enhancement Products, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan  48320

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to the Article of Incorporation or Bylaws; Changes in Fiscal Year

On June 23, 2015, the shareholders of Zivo Bioscience, Inc. approved Articles of Amendment (the “Articles of Amendment”) amending the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of common stock from 200,000,000 to 300,000,000.  The Articles of Amendment were filed with the Secretary of State of the State of Nevada on, and effective as of, June 26, 2015. A copy of the Articles of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of Zivo Bioscience, Inc. on June 23, 2015, shareholders: (1) elected the five nominees for Board of Directors to serve until the next annual meeting of shareholders in 2016 and until his/her successor is elected and qualified; and (2) approved the proposal to amend the Company’s Articles of Incorporation to increase the authorized shares of common stock from 200,000,000 to 300,000,000.  The results of the voting are shown below.

Proposal 1 – Election of Directors

Nominees	Votes For	Against	Abstain	Not Voted
Thomas K. Cox	26,410,788	1,212,240	17,800	63,468,204
Christopher D. Maggiore	27,506,053	116,975	17,800	63,468,204
Nola E. Masterson	27,599,188	23,840	17,800	63,468,204
John B. Payne	27,573,788	49,240	17,800	63,468,204
Philip M. Rice II	26,365,788	1,257,240	17,800	63,468,204

Proposal 2 – Increase in Authorization of Shares from 200,000,000 to 300,000,000

Votes For	Against	Abstain	Not Voted
82,098,265	7,654,487	1,356,280	-

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

3.1    Articles of Amendment, as filed with the Secretary of State of the State of Nevada on June 26, 2015.

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act  of  1934,  the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Date:  June 29, 2015

By: /s/ PHILIP M, RICE II

Philip M. Rice, II, Chief Financial Officer

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